                                                       Exhibit 4.7, Page 1 of 15

                                     FORM OF

                          PLEDGE AND SECURITY AGREEMENT

        PLEDGE AND SECURITY AGREEMENT dated as of August 14, 1994 made by General Kinetics Incorporated ("GKI"), a Virginia corporation, to Gutzwiller & Partner A.G. (the "Secured Party"), to secure up to $9,500,000 aggregate
                   -------------
principal amount of 1% Convertible Debentures due 2004 of GKI issued to the Secured Party (the "Debentures").
                    ----------

        WHEREAS, GKI is the owner of certain assets and properties described in
Schedule I hereto, as the same may be supplemented hereafter; and

        WHEREAS, GKI, as an inducement to the Secured Party to purchase the Debentures, now wishes to provide to the Secured Party a security interest in such assets and properties;

        NOW, THEREFORE, in consideration of the premises and in order, inter
                                                                       -----
alia, to induce the Secured Party to purchase the Debentures, GKI hereby agrees
----
with the Secured Party for its benefit as follows:

        Section 1.     Grant of Security. GKI hereby assigns and pledges to the
                       -----------------
Secured Party for its benefit, and hereby grants to the Secured Party for its benefit a security interest in, the following (collectively, the "Collateral"),
                                                                  ----------
to the extent it is lawfully able to do so:

        (a) all of GKI's right, title and interest in all of those plots, pieces or parcels of land, and all accessions thereto now owned by GKI (the "Land"), to the extent, if any, described in Part I of Schedule I attached
     ----
    hereto and made a part hereof, together with the right, title and interest of GKI, if any, in and to the following: (i) the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed standing in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in way appertaining thereto, all easements benefiting the Land and all royalties and all rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, timber, sewers, pipes, conduits, wires and other facilities furnishing utility or other services to the Land and other similar rights, together with all of the buildings and other improvements erected on the Land, (ii) all rents, issues, profits, royalties, avails, income and other benefits derived or owned by GKI directly or indirectly from the foregoing property,
    (iii) all rights of GKI under all existing leases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whereby GKI is granted the right to use, possess or occupy, or conduct any business on, or any estate in, the foregoing property or any part thereof, or whereby any person agrees to pay money to GKI or exchange other consideration with GKI for the use, possession or occupancy of, or the conducting of any business on, or any estate in, the foregoing property or any part thereof, and all rents, income, benefits, avails, advantages and claims against guarantors under any thereof, including, without limitation, the leases and mortgages, if any, set

                                                       Exhibit 4.7, Page 2 of 15

    forth in Part I of Schedule I attached hereto and made a part hereof, and
    (iv) all rights of GKI, if any, to plans and specifications, designs, drawing and other matters prepared in connection with the foregoing property (any and all such property and related rights being the "Real Property");
                                                             -------------

        (b) all of GKI's right, title and interest now owned in and to all equipment to the extent, if any, described on Part II of Schedule I attached hereto and made a part hereof, in all of its forms, wherever located, all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "Equipment");
                                                         ---------

        (c) all of GKI's right, title and interest, whether now owned or hereafter acquired, in and to all inventory to the extent, if any, described on Part III of Schedule I attached hereto and made a part hereof, in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof, (ii) goods in which GKI has an interest is mass or a joint or other interest or right of any kind (including, without limitation, goods as in which GKI has an interest or right as consignee) and (iii) goods that are returned to or repossessed by GKI), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");
                                      ---------

        (d) all of GKI's right, title and interest now owned in and to all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind to the extent, if any, described on Part IV of Schedule I attached hereto and made a part hereof, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all existing rights in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles or obligations, other than any governmental licenses, to the extent the assignment of any such license would violate applicable law (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clauses (e) and (f) below, being the "Receivables", and any and all such leases, security agreements
               -----------
    and other contracts being the "Related Contracts");
                                   -----------------

        (e) all of GKI's right, title and interest in and to each of the agreements benefiting GKI to which it is a party to the extent, if any, described on Part V of Schedule I attached hereto and made a part hereof, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without
                                -------------------
    limitation, (i) all rights of GKI to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of GKI to receive proceeds or any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of GKI for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of GKI to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");
                                    --------------------

                                                       Exhibit 4.7, Page 3 of 15

        (f) to the extent, if any, described on Part VI of Schedule I attached hereto and made a part hereof, all copyrights, patents, registered designs (including applications and rights to apply therefor), inventions, rights in tradenames, trademarks and service marks, whether or not registered (including applications and rights to apply therefor), confidential information, trade secrets, know-how and fees, royalties and other rights or every nature deriving from or incidental to any of the foregoing (any and all such copyrights, patents, inventions and other proprietary rights being the "Intellectual Property");
         ---------------------

        (g) all proceeds of any and all of the foregoing Collateral, to the extent, if any, described on Part VII of Schedule I attached hereto and made a part hereof, including, without limitation, proceeds that constitute property of the types described in clauses (a) - (f) of this Section 1 and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

        Section 2.  Security for Obligations. This Agreement secures the payment
                    ------------------------
or performance of all obligations of GKI now or hereafter existing under the Debentures or this Agreement (all such obligations being the "Obligations").
                                                              -----------
Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by GKI to the Secured Party under the Debentures or this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganizing or similar proceeding involving GKI.

        Section 3.  GKI Remains Liable.  Anything herein to the contrary
                    ------------------
notwithstanding, (a) GKI shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release GKI from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall have no obligation or liability whatsoever under the contracts and agreements included in the Collateral and by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of GKI thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        Section 4.  Representations and Warranties.  GKI represents and
                    ------------------------------
warrants as follows:

        (a) Substantially all of the Equipment and Inventory are located at the places specified in Schedule I hereto. The chief place of business and chief executive office of GKI and the office where it keeps its records concerning the Receivables, and the original copies of each Assigned Agreement and all originals of all chattel paper that evidence Receivables, are located at the address specified on the signature pages hereof. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument.

                                                       Exhibit 4.7, Page 4 of 15

        (b) Except as set forth on Schedule II hereto, GKI is the legal and beneficial owner of the Collateral free and clear of any material mortgage, pledge, lien, charge, security interest or other charge or encumbrance of any kind (including the charge upon property purchased under conditional sale or other title retention agreements securing any obligation of any person or any other kind of preferential arrangement having a similar effect) (hereinafter collectively referred to as "Encumbrances"), except for
                                                      ------------
    the security interests created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

        (c) GKI has exclusive possession and control of the Equipment and Inventory.

        (d) This Agreement and the pledge and assignment of the Collateral pursuant hereto create a valid and perfected first priority (except as noted on Schedule II hereto) security interest in substantially all of the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

        (e) No consent of any other person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by GKI of the assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement in all material respects by GKI, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the priority of such pledge, assignment or security interest) other than the filing of financing statements in the appropriate jurisdictions or (iii) for the exercise by the Secured Party of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; provided, however, that consents of third parties to leases, contracts and other agreements that are pledged hereunder may be required.

        Section 5.  Further Assurances.  (a) GKI agrees that from time to time,
                    ------------------
at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, GKI will: (i) mark conspicuously each chattel paper and all copies thereof included in the Receivables if any, and, at the request of the Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Secured Party, indicating that such chattel paper or record is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Secured Party hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby; and (iv) prepare,

                                                       Exhibit 4.7, Page 5 of 15

supplement or amend, and attach hereto, such additions to the Schedules hereto as the Secured Party may request from time to time to more particularly identify the Collateral, together with such amendments hereto, if any, as may appropriate to incorporate the same herein.

        (b) GKI hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of GKI where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

        (c) GKI will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

        (d) GKI will use its reasonable efforts to secure any consents of third parties that may be necessary or appropriate in connection with the perfection or enforcement of any security interest granted or contemplated to be granted hereunder.

        Section 6.  Real Property, Equipment and Inventory.  (a) GKI shall use
                    --------------------------------------
reasonable efforts to maintain and preserve all of its Real Property, Equipment and Inventory that are necessary to the conduct of its business substantially in good working order and condition, ordinary wear and tear excepted.

        (b) GKI shall pay in a reasonable manner, given its financial position from time to time, (i) all property and other taxes, assessments and governmental charges or levies imposed upon GKI or its Real Property, Equipment and Inventory, and (ii) all lawful claims (including claims for labor, materials and supplies) that, if unpaid, might by law become an Encumbrance against, the Collateral; provided, however, that GKI shall not
                                         --------  -------
    be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

        (c) GKI shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor, if any, specified in Section 4(a) or, upon 30 days' prior written notice to the Secured Party, at such other places in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Equipment and Inventory.

        Section 7.  Insurance.  GKI shall, at its own expense, maintain
                    ---------
insurance with respect to the Real Property, Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be reasonably customary and consistent with GKI's financial position from time to time.

        Section 8.  Place of Perfection; Records; Collection of Receivables.
                    -------------------------------------------------------

        (a) GKI shall, keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral and the original

                                                       Exhibit 4.7, Page 6 of 15

    copies of the Assigned Agreements and all originals of all chattel paper that evidence Receivables, at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Secured Party, at such other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Collateral. GKI will hold and preserve such records, Assigned Agreements and chattel paper and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

        (b) Except as otherwise provided in this subsection (b), GKI shall continue to collect, at its own expense, all amounts due or to become due GKI under the Receivables. In connection with such collections, GKI may take such action as GKI or the Secured Party may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Secured
                                           --------  -------
    Party shall have the right upon the occurrence and continuation of an Event of Default, upon written notice to GKI of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to the Secured Party and to direct such obligors to make payment of all amounts due or to become due to GKI thereunder directly to the Secured Party and, upon such notification and at the expense of GKI, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof. After receipt by GKI of the notice from the Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and
                       -------
    proceeds (including instruments) received by GKI in respect of the Receivables shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of GKI and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement) and either (A) released to GKI so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13(b) and (ii) GKI shall not adjust, settle or compromise the amount or payment of any material Receivable, release wholly or partly any obligor thereof, or allow any material credit or discount thereon.

        Section 9.   As to the Assigned Agreements.  GKI shall at its expense:
                     -----------------------------

        (a) perform and observe in all material respects all material terms and provisions of the Assigned Agreements to be performed or observed by it; and

        (b) furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may reasonably request.

        Section 10.  Payments Under the Assigned Agreements.  GKI agrees that,
                     --------------------------------------
upon the occurrence and continuation of an Event of Default, it will instruct each other party to each Assigned Agreement that all payments due or to become due under or in connection with such Assigned Agreement shall be made directly to the Secured Party as it may specify.

        Section 11.  Transfers and other Encumbrances.  GKI shall not:
                     --------------------------------

        (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any material portion of the Collateral, except for sales of

                                                       Exhibit 4.7, Page 7 of 15

    Inventory in the ordinary course of business or except for sales of Collateral in arms' length transactions for fair market value, or as permitted hereunder; or

        (b) create or suffer to exist any Encumbrance upon or with respect to any material portion of the Collateral except for the pledge, assignment and security interest created by this Agreement and Permitted Encumbrances as defined below.

        Section 12.  Secured Party's Duties.  The powers conferred on the
                     ----------------------
Security Party hereunder are solely to protect the interest of Secured Party in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody and preservation or any Collateral in its possession or control and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it reasonably accords its own property.

        Section 13.  Remedies.  If any Event of Default shall have occurred and
                     --------
be continuing:

        (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the Commonwealth of Virginia at such time (the "Uniform Commercial Code") (whether or not the Uniform
                       -----------------------
    Commercial Code applies to the affected Collateral).

        (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 14) in whole or in part by the Secured Party for its benefit against all or any part of the Obligations and, with respect to principal and interest, in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to GKI or to whomsoever may be lawfully entitled to receive such surplus.

        (c) The Secured Party may exercise any and all rights and remedies of GKI under or in connection with the Assigned Agreements or otherwise in respect of the Collateral, including, without limitation, any and all rights of GKI to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement.

        (d) All payments received by GKI under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other Party in the same form as so received (with any necessary endorsement).

        (e) For the purpose of this Agreement, an Event of Default shall mean
    (x) the failure of GKI to make any payment of principal or interest in respect of the Debentures when and as the same becomes due and payable or within ten (10) days thereafter; (y) the

                                                       Exhibit 4.7, Page 8 of 15

    failure of GKI to pay or perform any of its other obligations under the Debentures when and as the same shall become due and payable or required to be performed or within thirty (30) days after written notice thereof to GKI by the Secured Party; or (z) default in the due observance or performance in all material respects of any covenant or agreement on the part of GKI contained herein, which default shall have continued for a period of thirty
    (30) days after written notice thereof to GKI by the Secured Party.

        Section 14.  Expenses.  GKI will upon demand pay to the Secured Party
                     --------
the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Secured Party may necessarily incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, or (ii) the reasonable enforcement of any of the rights of hereunder.

        Section 15.  Amendments; Waivers; Etc. No amendment or waiver of any
                     -------------------------
provision of this Agreement, and no consent to any departure by GKI herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

        Section 16.  Addresses for Notices.  All notices and other
                     ---------------------
communications proved for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and, mailed, telegraphed, telecopied, telexed, cable or delivered to GKI or to the Secured Party, as the case may be, in each case addressed to it at the address specified on the signature page of this Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

        Section 17.  Continuing Security Interest; Assignments. This Agreement
                     -----------------------------------------
shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (x) the cash payment in full and complete performance of the Debenture and (y) the date on which the Debentures are converted into GKI Shares in accordance with the terms of the Debentures (the "Conversion Date"), (b) be binding upon GKI, its successors and
                 ---------------
assigns and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party, its successors, transferees and may not transfer or assign its rights hereunder except in accordance with the transfer or assignment of the Debentures.

        Section 18.  Release and Termination. (a)  Upon any sale, lease,
                     -----------------------
transfer or other disposition of any item of Collateral in accordance with the terms of this Agreement (other than sales of Inventory in the ordinary course of business, and sales of other Collateral in arms' length transactions for fair market value, as to which no such release shall be required), the

                                                       Exhibit 4.7, Page 9 of 15

Secured Party will, at GKI's expense, execute and deliver to GKI such documents as GKI shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided,
                                                                     --------
however, that at the time of such request and such release no Event of Default
-------
shall have occurred and be continuing, and (ii) GKI shall have delivered to the Secured Party, at least five (5) business days prior to the date of the proposed release, a written request for release describing the item of Collateral and the material terms of the sale, lease, transfer or other disposition in reasonable detail including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Secured Party.

        (b) Upon the later of cash payment in full and complete performance of the Debentures or the Conversion Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to GKI. Upon any such termination, the Secured Party will, at GKI's expense, execute and deliver to GKI such documents as GKI shall reasonably request to evidence such termination.

        Section 19.  Other Encumbrances.  In the event that any of the
                     ------------------
Collateral hereunder is also subject to a valid and enforceable lien under the terms of any Permitted Encumbrance and the terms of such Permitted Encumbrance are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Permitted Encumbrance shall be controlling in all cases. As used herein, the term "Permitted Encumbrances" includes the following:
                                 ----------------------

        (a) any Encumbrance which arises in respect of goods sold to GKI in the ordinary course of its business by virtue of retention of title provisions contained in the seller's standard conditions of sale;

        (b) any Encumbrance arising by operation of law and securing obligations not more than 90 days overdue;

        (c) any Encumbrance over goods and/or documents of title, insurance policies or sale contracts in relation to such goods, arising in the ordinary course of business in connection with letters of credit and similar transactions where such Encumbrance secures only so much of the acquisition cost of such good as is required to be paid within 180 days after the date upon which the relevant sale contract was first entered into;

        (d) any Encumbrance over or affecting any asset acquired by GKI after the date hereof and subject to which such asset is acquired, provided that:

              (i) such Encumbrance was not created at the request of GKI in contemplation of the acquisition of such asset by GKI; and

             (ii) the amount thereby secured has not been increased at the request of GKI in contemplation of, or since the date of, any acquisition of such asset by GKI; and

                                                      Exhibit 4.7, Page 10 of 15

        (e) any Encumbrance over or affecting any assets of any company which becomes a subsidiary of GKI after the date hereof, where such Encumbrance is created prior to the date on which such company becomes a subsidiary of GKI;

        (f) any Encumbrance created after the date hereof over any owned or leased property of GKI solely for the purpose of securing indebtedness incurred to acquire such property, but only if such Encumbrance represents less than or is equal to the fair market value of such property prevailing at the time such Encumbrance is incurred;

        (g) any Encumbrance which arises in respect of any judgment, decree or order of any court securing the payment of money not n excess of $100,000, either individually or in the aggregate, so long as such Encumbrance is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or award will not have been finally terminated or the period within which such proceedings may be initiated will not have expired;

        (h) any Encumbrance which arises in respect of taxes, assessments or governmental charges or claims not yet delinquent or which are being contested in good faith;

        (i) any Encumbrance which arises in respect of security for payment of worker's compensation or other insurance or types of social security;

        (j) any Encumbrance which arises in respect of good faith deposits in connection with tenders, contracts or other deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

        (k) any Encumbrance which arises in respect of certain surveys exception, title defects, encumbrances, easements, reservations of, or rights of others for, rights or way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

        (l) any Encumbrance which arises by operation of law in favor of carriers, warehousemen, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

        (m) any Encumbrance which arises in respect of any interest or title of a lessor or lessee under any lease permitted hereunder (including any Lien granted by such lessor or lessee);

                                                      Exhibit 4.7, Page 11 of 15

        (n) any Encumbrance in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (o) any Encumbrance which by its terms is effectively junior and subordinate in all material respects to the liens and security interests created and granted by this Agreement;

        (p) any Encumbrance not specified above created in arms' length transactions for fair market value; and

        (q) an existing Encumbrance in effect on the date of this Agreement and not created in anticipation hereof.

        Section 20.  Additional Lenders.  In the event that during the term of
                     ------------------
this Agreement GKI considers it advisable to secure additional funds pursuant to an accounts receivable financing or working capital facility or agreement, or an agreement for the creation of a security interest in work-in-progress, accounts receivable or contract rights for the benefit of a vendor of materials, goods or services to be incorporated in such work-in-progress, or used to generate such accounts or perform under such contract (securing up to 120% of the price of such materials, goods or services), from a bank or other financial institution or other source (the "Additional Lender"), the Secured Party will, at the request of GKI, promptly execute and deliver such documents, and take such other action, as GKI shall reasonable request in order to:

        1 consent to the incurrence of indebtedness to the Additional Lender insofar as such consent may be necessary under the terms of this Agreement;

        2 permit GKI to grant to the Additional Lender a security interest in such property of GKI as shall be specified in GKI's request (the "Property"), which security interest shall be considered a Permitted Encumbrance for purposes of this Agreement;

        3 subordinate to the security interest in the Property granted to the Additional Lender as provided above the security interest granted to the Secured Party in the Property under this Agreement; and/or

        4 release the Property from the security interest granted to the Secured Party under this Agreement.

        Section 21.  Governing Law; Terms.  This Agreement shall be governed
                     --------------------
by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the Commonwealth of Virginia. Unless otherwise defined herein or in the Debentures, terms used in Article 9 of the Uniform Commercial Code are used herein as therein defined.

                                                      Exhibit 4.7, Page 12 of 15

         IN WITNESS WHEREOF, GKI has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         GENERAL KINETICS INCORPORATED



                                         Address for Notices:

                                         General Kinetics Incorporated
                                         13505 Dulles Technology Drive
                                         Herndon, Virginia 22071
                                         Attn: Corporate Secretary
                                         Fax:  703 - 713-6111

                                         GUTZWILLER & PARTNER A.G.



                                         Address for Notices:

                                         Gutzwiller & Partner A.G.
                                         Schindlerstrasse 26
                                         8036 Zurich
                                         Switzerland
                                         Fax:  01/362 28 11

                                                      Exhibit 4.7, Page 13 of 15

                                   SCHEDULE I
                                   ----------

Part I -    Land. All Land presently or hereafter owned by GKI in which a valid
------      ----
            security interest may be granted without conflict with or breach of any existing mortgage or other agreement.

Part II -   Equipment. All Equipment presently or hereafter owned by GKI in
-------     ---------
            which a valid security interest may be granted without conflict with or breach of any existing agreement.

Part III -  Inventory. All Inventory presently or hereafter owned by GKI in
--------    ---------
            which a valid security interest may be granted without conflict with or breach of any existing agreement.

Part IV -   Receivables and Related Contracts. All Receivables and Related
-------     ---------------------------------
            Contracts owned by GKI in which a valid security interest may be granted without conflict with or breach of any existing agreement.

Part V -    Agreement Collateral. All Agreement Collateral in which GKI has
------      --------------------
            rights in which a valid security interest may be granted without conflict with or breach of any existing agreement.

Part VI -   Intellectual Property. All Intellectual Property of GKI in which a
-------     ---------------------
            valid security interest may be granted without conflict with or breach of any existing agreement.

            NOTWITHSTANDING ANYTHING TO THE CONTRARY in this Schedule I or in the Pledge and Security Agreement to which this Schedule is attached, the collateral referred to in Parts I through VI above shall not include any of the following property, now owned and existing or hereafter created, acquired or arising, regardless of where located (and such following property shall not constitute Collateral for purposes of the Pledge and Security Agreement):

            (1) all of GKI's accounts, contract rights and other forms of obligation arising in the ordinary cause of business from the sale or lease of goods or rendition of services (whether or not accepted by any Additional Lender or specifically sold to any Additional Lender or resold by any Additional Lender to GKI and whether arising before or after termination of any agreement with any Additional Lender);

            (2) all of GKI's present and future instruments, documents, chattel paper and general intangibles (as those terms are defined in the Uniform Commercial Code);

            (3) all reserves, balances, deposits, credits, moneys, securities and other property at any time owing or belonging to GKI which are now or hereafter in the possession of, or in transit to, any Additional Lender, whether for safekeeping, pledge or otherwise (including, without limitation, all holdbacks at any time owing by any Additional Lender to GKI, whether then or thereafter payable, under any agreement);

                                                      Exhibit 4.7, Page 14 of 15

            (4) all of GKI's claims against any Additional Lender at any time existing;

            (5) all books and records and other property relating to any of the foregoing and GKI's obligations (including, without limitation, repurchase and resale obligations, processing fees, servicing fees, costs and expenses) to any Additional Lender; and

            (6) all cash and non-cash proceeds and products of any of the foregoing, including any claim against third parties in any way related to the foregoing.

            For the avoidance of doubt, any security interest granted by GKI in any of the foregoing items described in (1) through (6) above shall constitute a Permitted Encumbrance for all purposes of the Pledge and Security Agreement.

            The locations of substantially all Equipment and Inventory are:

            13505 Dulles Technology Drive, Herndon, VA 22071;

            110 Sunray Drive, Johnstown, PA 15905; and

            11205 Satellite Blvd., Orlando FL 32837;

or as GKI may otherwise specify from time to time.

            The chief place of business and chief executive office of GKI and the office where GKI keeps referenced records is the address specified on the signature pages of the Pledge and Security Agreement, or as GKI may otherwise specify from time to time.

                                                      Exhibit 4.7, Page 15 of 15

                                   SCHEDULE II
                                   -----------

                Mortgages with respect to land and real property.

                  Encumbrances of record on or prior to the date of the Pledge and Security Agreement.

                  Security interests granted to or for the benefit of any Additional Lender.

                  Permitted Encumbrances.

                  Filing of financing or continuation statements or other instruments or notices with respect to the pledge, assignment and security interest granted or purported to be granted by the Pledge and Security Agreement shall be deferred until such time, if any, as any Additional Lender identified by GKI shall consent thereto, which deferral shall constitute an exception to the representations, warranties and agreements of GKI pursuant to Sections 4 and 5 of the Pledge and Security Agreement and otherwise.